Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS QUARTERLY EARNINGS OF $33.6 MILLION
Company Achieves 10% Year over Year Organic Growth

OLNEY, MARYLAND, October 20, 2022 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $33.6 million ($0.75 per diluted common share) for the quarter ended September 30, 2022, compared to net income of $57.0 million ($1.20 per diluted common share) for the third quarter of 2021 and $54.8 million ($1.21 per diluted common share) for the second quarter of 2022.

Current quarter core earnings were $35.7 million ($0.80 per diluted common share), compared to $58.2 million ($1.23 per diluted common share) for the quarter ended September 30, 2021 and $44.2 million ($0.98 per diluted common share) for the quarter ended June 30, 2022. Core earnings are determined by excluding the after-tax impact of merger, acquisition and disposal expense, the loss on FHLB redemptions, amortization of intangibles, gain or loss on disposal of assets, contingent payment expense and investment securities gains. Core earnings for the current period when compared to the prior year quarter were reduced primarily as a result of the activity associated with provisioning for credit losses, a decline in mortgage banking income, and declines in insurance commission and bankcard income. The provision for credit losses for the current quarter was a charge of $18.9 million compared to a credit of $8.2 million for the third quarter of 2021 and a charge of $3.0 million for the second quarter of 2022. The provision for credit losses was comprised of a provision for credit losses of $14.1 million directly attributable to funded loans and an adjustment to the provision of $4.8 million associated with unfunded loan commitments.

“We once again demonstrated our ability to grow new client relationships while maintaining exceptional credit quality,” said Daniel J. Schrider, President and Chief Executive Officer. “We continue to work through this challenging economic environment and are focused on generating core client funding from both our retail and commercial lines of business.”

Third Quarter Highlights:

•At September 30, 2022, total assets were $13.8 billion, a 6% increase compared to $13.0 billion at September 30, 2021. Excluding PPP loans, the total assets increased 10% during the same period.

•Total loans, excluding PPP loans, increased 21% to $11.2 billion at September 30, 2022 compared to $9.3 billion at September 30, 2021. Excluding PPP loans, total commercial loans grew by $1.6 billion or 21% during the previous twelve months. During this period, the Company generated new commercial gross loan production of $4.6 billion, of which $3.0 billion was funded, more than offsetting $1.4 billion in non-PPP commercial loan run-off. Funded commercial loan production increased 43% to $762.3 million during the third quarter of the current year compared to $532.7 million for the same quarter of the prior year. Total mortgage loans grew $354.5 million, primarily in conventional 1-4 family mortgage loans, during the twelve months ended September 30, 2022.

•Net interest income for the third quarter of 2022 grew $6.4 million or 6% compared to the third quarter of 2021. Excluding PPP interest and fees, net interest income increased $17.5 million or 18% for the current quarter compared to the prior year quarter driven by the growth of the commercial loan portfolio.

•For the third quarter of 2022, the net interest margin was 3.53% compared to 3.52% for the third quarter of 2021, and 3.49% for the second quarter of 2022. Excluding the amortization of the fair value marks derived from previous acquisitions and interest and fees from PPP loans, the current quarter’s net interest margin was 3.50% compared to 3.32% for third quarter of 2021, and 3.45% for the second quarter of 2022.

•The provision for credit losses directly attributable to the funded loan portfolio was $14.1 million for the current quarter compared to the prior year quarter’s credit to the provision for credit losses of $8.2 million. In addition, to the current quarter's provision for credit losses mainly driven by loan growth, the quarterly provision expense contained an adjustment of $4.8 million associated with unfunded loan commitments. Excluding the provision for unfunded commitments, the provision for the current quarter is a reflection of the growth in the loan portfolio and an increase in the qualitative reserve to consider the potential impact of future recessionary pressures and other qualitative considerations.

•Non-interest income for the current quarter decreased by 31% or $7.5 million compared to the prior year quarter. The decrease represents the cumulative result of the impact of the economic environment on mortgage banking activities and wealth management income, the decline in insurance commission income as a result of the previous quarter's disposition of the Company's insurance business and lower bankcard income due to regulatory restrictions on fee recognition.

•Non-interest expense for the current quarter increased $2.6 million or 4% compared to the prior year quarter driven by the increases of $1.5 million in compensation expense and $1.4 million in other non-interest expense. The primary cause of the increase in other non-interest expense was the result of a $1.2 million accrual towards the contingent earn-out associated with the 2020 acquisition of Rembert Pendleton Jackson. Excluding this accrual, non-interest expense increased 2% in the current quarter compared to the prior year quarter.

•Return on average assets (“ROA”) for the quarter ended September 30, 2022 was 0.99% and return on average tangible common equity (“ROTCE”) was 12.10% compared to 1.75% and 19.56%, respectively, for the third quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.05% and core ROTCE was 12.86% compared to core ROA of 1.79% and core ROTCE of 19.96% for the third quarter of 2021.

•For the third quarter of 2022, the GAAP efficiency ratio was 50.66% compared to 48.23% for the third quarter of 2021, and 46.03% for the second quarter of 2022. The non-GAAP efficiency ratio for the third quarter of 2022 was 48.18% compared to 46.67% for the prior year quarter, and 49.79% for the second quarter of 2022.

Balance Sheet and Credit Quality

Total assets grew 6% to $13.8 billion at September 30, 2022, as compared to $13.0 billion at September 30, 2021. During this period, total loans grew by 15% to $11.2 billion at September 30, 2022, compared to $9.7 billion at September 30, 2021. At September 30, 2022, excluding PPP loans, total assets grew 10% and total loans grew 21% compared to September 30, 2021. Total commercial loans, excluding PPP loans, grew by $1.6 billion or 21% during the past twelve months. During this period, the Company generated commercial gross loan production of $4.6 billion, of which $3.0 billion was funded, offsetting $1.4 billion in commercial loan payment activity. During the third quarter of 2022, funded commercial loan production was $762.3 million, an increase of 43% compared to $532.7 million for the same quarter of the prior year. The growth in the commercial portfolio, excluding PPP loans, occurred in all commercial portfolios led by the $1.3 billion or 35% growth in the investor owned commercial portfolio. Year-over-year the total mortgage loan portfolio grew 32%, as a greater number of conventional 1-4 family mortgages were retained to grow the portfolio. During the past twelve months, deposits decreased 2%. Noninterest-bearing deposits remained stable, while interest-bearing deposits declined 3%. During the period, time deposits increased 12% and money market accounts decreased 12%, while savings increased 9% and interest-bearing demand declined 3%. Borrowings increased by $1.1 billion during the period to provide funding for the loan growth.

The tangible common equity ratio decreased to 7.98% of tangible assets at September 30, 2022, compared to 9.10% at September 30, 2021 as a result of the $132.3 million repurchase of common shares during the previous twelve months and the $141.9 million increase in the accumulated other comprehensive loss in the investment portfolio due to the impact of the rising rate environment on the value of securities coupled with the increase in tangible assets during the past year. At September 30, 2022, the Company had a total risk-based capital ratio of 14.15%, a common equity tier 1 risk-based capital ratio of 10.18%, a tier 1 risk-based capital ratio of 10.18%, and a tier 1 leverage ratio of 9.33%. During the current quarter risk-based capital ratios declined from sequential quarters as a result of an adjustment to risk-weighted assets for unfunded commitments.

Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. Credit quality improved at September 30, 2022 compared to September 30, 2021, as the level of non-performing loans to total loans declined to 0.40% compared to 0.80%. These levels of non-performing loans compare to 0.40% for the prior quarter and indicate stable credit quality during a period of significant loan growth. At September 30, 2022, non-performing loans totaled $44.5 million, compared to $78.2 million at September 30, 2021, and $43.5 million at June 30, 2022. Loans placed on non-accrual during the current quarter amounted to $4.2 million compared to $5.7 million for the prior year quarter and $0.9 million for the second quarter of 2022. The Company realized net recoveries of $0.5 million for the third quarter of 2022, as compared to net charge-offs of $7.8 million for the third quarter of 2021 and insignificant recoveries for the second quarter of 2022.

At September 30, 2022, the allowance for credit losses was $128.3 million or 1.14% of outstanding loans and 289% of non-performing loans, compared to $113.7 million or 1.05% of outstanding loans and 261% of non-performing loans at the end of the previous quarter. The increase in the allowance during the current quarter compared to the previous quarter resulted from the growth in the loan portfolio, the impact of forecasted economic factors and, to a lesser degree, adjustments to certain other qualitative metrics.

Income Statement Review

Quarterly Results

Net income for the three months ended September 30, 2022 was $33.6 million compared to net income of $57.0 million for the prior year quarter. The decline in earnings was primarily the result of the current quarter's charge to provision for credit losses compared to the prior year's credit to provision for credit losses and the decrease in non-interest income, which were partially offset by the increase in net interest income. Non-interest income decreased as a result of the combination of lower mortgage banking income, the impact of the sale of the Company's insurance business, which reduced commission income and lower bankcard fees resulting from the implementation of applicable regulations. Non-interest expense increased 4% primarily as a result of the rise in compensation costs and other expenses in the current quarter compared to the prior year quarter. Current quarter core earnings were $35.7 million ($0.80 per diluted common share), compared to $58.2 million ($1.23 per diluted common share) for the quarter ended September 30, 2021 and $44.2 million ($0.98 per diluted common share) for the quarter ended June 30, 2022.

Net interest income for the third quarter of 2022 increased $6.4 million or 6% compared to the third quarter of 2021, as a result of the $19.3 million growth in interest income, which was partially offset by growth of $12.9 million in interest expense. During the period, interest and fees on PPP loans declined by $11.2 million. Excluding this decline, net interest income grew 18% in the current year quarter compared to the prior year quarter, driven predominantly by interest income growth in all categories of commercial loans and, to a lesser degree, increases in residential mortgage loans and investment securities income. The increase in interest expense was the result of the increased cost of interest-bearing deposits, primarily time and money market deposits, and the increased volume and cost of borrowings in the current year period compared to the same period of the prior year. The net interest margin for the third quarter of 2022 was 3.53% as compared to 3.52% for the same quarter of the prior year, as the yield on interest-earning assets, which rose 40 basis points, was offset by the 63 basis point rise in the rate paid on interest-bearing liabilities.

The total provision for credit losses was a charge of $18.9 million for the third quarter of 2022 compared to a credit of $8.2 million for the third quarter of 2021. The provision for credit losses directly attributable to loan portfolio was $14.1 million for the current quarter compared to the prior year quarter’s credit to the provision for credit losses of $8.2 million. The provision for credit losses for the second quarter of 2022 was a charge of $3.0 million. The quarterly provision expense also contained an adjustment of $4.8 million associated with unfunded loan commitments. The provision for credit losses attributable to the loan portfolio for the current quarter reflects the growth in the loan portfolio during the quarter, the assessment of the forecasted impact of an economic recession and consideration of various qualitative factors.

Non-interest income decreased $7.5 million or 31% for the third quarter of 2022, compared to the prior year quarter. This decline is the cumulative result of the decrease in income from mortgage banking activities reflecting the impact of the economic environment, lower wealth management income driven by market performance, the decline in insurance commission income as a result of the previous quarter's disposition of the Company's insurance business, and reduced bankcard income due to regulatory restrictions on fee recognition.

Non-interest expense increased $2.6 million or 4% for the third quarter of 2022, compared to the prior year quarter, as a result of the rise in compensation costs and other expenses. The rise in compensation costs during the comparative period was the result of increases in salaries and incentive payments, partially mitigated by a decline in commission expense resulting from the disposition of the Company's insurance business. The primary cause of the increase in other non-interest expense was the accrual of $1.2 million for contingent earn-out compensation based on the performance of the 2020 acquisition of Rembert Pendleton Jackson. Excluding this accrual, non-interest expense increased 2% in the current quarter compared to the prior year quarter.

For the third quarter of 2022, the GAAP efficiency ratio was 50.66% compared to 48.23% for the third quarter of 2021, and 46.03% for the second quarter of 2022. The increase in the GAAP efficiency ratio was primarily the result of the 4% increase in GAAP non-interest expense compared to the 1% increase in GAAP revenue during the comparative period. The non-GAAP efficiency ratio was 48.18% for the current quarter as compared to 46.67% for the third quarter of 2021, and 49.79% for the second quarter of 2022. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the third quarter of the prior year to the current year quarter was primarily the result of the 1% decline in non-GAAP revenue, driven chiefly by the decrease in non-GAAP non-interest income, while non-GAAP expenses rose 3%. ROA for the third quarter ended September 30, 2022 was 0.99% and ROTCE was 12.10% compared to 1.69% and 20.42%, respectively, for the second quarter of 2022. On a non-GAAP basis, the current quarter's core ROA was 1.05% and core ROTCE was 12.86% compared to core ROA of 1.37% and core ROTCE of 16.49% for the second quarter of 2022.

Year-to-Date Results

The Company recorded net income of $132.3 million for the nine months ended September 30, 2022 compared to net income of $189.7 million for the same period of the prior year. Year-to-date earnings declined as a result the activity in the provision for loan losses, which shifted from the significant credit in the prior year to the charge for the current year, the decline in non-interest income from isolated events that occurred in 2021 and the reduction in insurance agency commissions subsequent to the sale of the insurance business by the Company and the flattening of net interest income as the growth in interest expense offset the increase in interest income. Core earnings were $125.0 million for the nine months ended September 30, 2022 compared to $200.1 million for the prior year. Core earnings for the current period compared to the prior year period were reduced primarily as a result of the activity associated with the provision for credit losses in addition to the decline in mortgage banking income and lower other non-interest income.

For the nine months ended September 30, 2022, net interest income increased $1.1 million compared to the prior year as a result of the $10.2 million increase in interest income, despite the $30.9 million reduction in PPP interest and fees, which was offset by the $9.0 million increase in interest expense. Excluding the impact of interest and fees on PPP loans, tax-equivalent interest and fees on loans, driven by commercial loans, increased 13% compared to the prior year period. The increase in interest expense was primarily the result of additional interest expense associated with subordinated debt issued in March 2022, and, to a lesser degree, increased interest expense on money market accounts and other borrowings. The net interest margin declined to 3.50% for the nine months ended September 30, 2022, compared to 3.57% for the prior year.

The provision for credit losses for the nine months ended September 30, 2022 amounted to a charge of $23.6 million as compared to a credit of $47.1 million for 2021. For the nine months ended September 30, 2022, the provision for credit losses was a reflection of the growth in the loan portfolio, coupled with the management's consideration of the potential impact of recessionary pressures and other portfolio qualitative metrics. The prior year's credit to the provision for credit losses was a reflection of the net impact of forecasted economic metrics and other factors applied in the determination of the allowance.

For the nine months ended September 30, 2022, non-interest income, which included a $16.7 million gain on the disposal of assets, decreased 9% to $72.7 million compared to $79.5 million for 2021. Excluding the gain, non-interest income decreased 29% driven by a 74% decline in income from mortgage banking activities, a 49% decline in insurance commission income, reduced bank card income of 23% and a 42% decline in other income. The decline in income from mortgage banking activities is the result of the rising interest rate environment, which has continued to dampen mortgage origination and refinancing activity. Other income declined from the prior year, which included the full payoff of a purchased credit deteriorated loan and activity-based vendor incentives. Insurance commission income declined due to the corresponding disposition of the Company's insurance business. Fess from bank cards diminished as a result of regulatory restrictions on fee recognition effective in the second quarter of the current year. Wealth management income remained stable, despite the erosion of assets under management due to the marketplace volatility, as a result of increased asset management fees. Service charge income grew as a result of increased customer activity.

Non-interest expense decreased 1% to $192.9 million for the nine months ended September 30, 2022, compared to $194.3 million for 2021. Excluding merger, acquisition and disposal expense from the current and prior year periods, the previously mentioned earn-out accrual and the $9.1 million in prepayment penalties on FHLB borrowings that occurred in the prior year, non-interest expense increased 3% year-over-year. The drivers of the increase in non-interest expense were a 4% increase in salaries and benefits and a 14% increase in other expense, excluding the FHLB prepayment penalties and the earn-out expense. The year-over-year increase in salaries and benefits was the result of staffing increases, salary adjustments and increased benefit costs. The rise in other expense was driven by increased costs in other various categories of operating expenses. Marketing and outside data services costs increased 6% and 9% as a result of specific initiatives and transaction volumes, respectively, while professional fee and service costs decreased 17% for the period due to a reduction in the utilization of consultant services.

For the nine months ended September 30, 2022, the GAAP efficiency ratio was 49.08% compared to 48.73% for the same period in 2021. The non-GAAP efficiency ratio the current year was 49.09% compared to 44.88% for to prior year. The growth in the current year’s non-GAAP efficiency ratio compared to the prior year, indicating a decline in efficiency, was the result of the 5% decrease in non-GAAP revenue combined with the 3% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, gain on disposal of assets, contingent payment expense, merger, acquisition and disposal expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of merger, acquisition and disposal expense, amortization of intangible assets, loss on FHLB redemption, contingent payment expense, gain on disposal of assets and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-844-200-6205. Please use the following access code: 142064. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until November 3, 2022. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 479150.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2021, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(Dollars in thousands, except per share data)	2022	2021		2022	2021
Results of operations:
Net interest income	$112,960	$106,604	6%	$320,361	$319,250	—%
Provision/ (credit) for credit losses	18,890	(8,229)	N/M	23,571	(47,141)	N/M
Non-interest income	16,882	24,394	(31)	72,722	79,519	(9)
Non-interest expense	65,780	63,181	4	192,918	194,329	(1)
Income before income tax expense	45,172	76,046	(41)	176,594	251,581	(30)
Net income	33,584	56,976	(41)	132,319	189,703	(30)

Net income attributable to common shareholders	$33,470	$56,622	(41)	$131,744	$188,484	(30)
Pre-tax pre-provision net income (1)	$64,062	$67,817	(6)	$200,165	$204,440	(2)

Return on average assets	0.99%	1.75%		1.36%	1.98%
Return on average common equity	8.96%	14.54%		11.90%	16.70%
Return on average tangible common equity (1)	12.10%	19.56%		16.14%	22.68%
Net interest margin	3.53%	3.52%		3.50%	3.57%
Efficiency ratio - GAAP basis (2)	50.66%	48.23%		49.08%	48.73%
Efficiency ratio - Non-GAAP basis (2)	48.18%	46.67%		49.09%	44.88%

Per share data:
Basic net income per common share	$0.75	$1.21	(38)%	$2.93	$4.00	(27)%
Diluted net income per common share	$0.75	$1.20	(38)	$2.92	$3.98	(27)
Weighted average diluted common shares	44,780,560	47,086,824	(5)	45,098,073	47,315,725	(5)
Dividends declared per share	$0.34	$0.32	6	$1.02	$0.96	6
Book value per common share	$32.52	$33.52	(3)	$32.52	$33.52	(3)
Tangible book value per common share (1)	$23.90	$24.90	(4)	$23.90	$24.90	(4)
Outstanding common shares	44,644,269	46,119,074	(3)	44,644,269	46,119,074	(3)

Financial condition at period-end:
Investment securities	$1,587,279	$1,470,652	8%	$1,587,279	$1,470,652	8%
Loans	11,218,813	9,721,348	15	11,218,813	9,721,348	15
Interest-earning assets	12,987,589	12,245,374	6	12,987,589	12,245,374	6
Assets	13,765,597	13,017,464	6	13,765,597	13,017,464	6
Deposits	10,749,486	10,987,400	(2)	10,749,486	10,987,400	(2)
Interest-bearing liabilities	8,172,349	7,320,132	12	8,172,349	7,320,132	12
Stockholders' equity	1,451,862	1,546,060	(6)	1,451,862	1,546,060	(6)

Capital ratios:
Tier 1 leverage (3)	9.33%	9.33%		9.33%	9.33%
Common equity tier 1 capital to risk-weighted assets (3)	10.18%	12.53%		10.18%	12.53%
Tier 1 capital to risk-weighted assets (3)	10.18%	12.53%		10.18%	12.53%
Total regulatory capital to risk-weighted assets (3)	14.15%	15.30%		14.15%	15.30%
Tangible common equity to tangible assets (4)	7.98%	9.10%		7.98%	9.10%
Average equity to average assets	10.99%	12.07%		11.41%	11.84%

Credit quality ratios:
Allowance for credit losses to loans	1.14%	1.11%		1.14%	1.11%
Non-performing loans to total loans	0.40%	0.80%		0.40%	0.80%
Non-performing assets to total assets	0.33%	0.61%		0.33%	0.61%
Allowance for credit losses to non-performing loans	288.50%	138.06%		288.50%	138.06%
Annualized net charge-offs to average loans (5)	(0.02)%	0.31%		—%	0.14%

(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, contingent payment expense, and merger, acquisition and disposal expense from non-interest expense; gain on disposal of assets and investment securities gains from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at September 30, 2022.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021
Core earnings (non-GAAP):
Net income (GAAP)	$33,584	$56,976	$132,319	$189,703
Plus/ (less) non-GAAP adjustments (net of tax):
Merger, acquisition and disposal expense	—	—	796	33
Amortization of intangible assets	1,076	1,211	3,284	3,711
Loss on FHLB redemption	—	—	—	6,779
Loss/ (Gain) on disposal of assets	108	—	(12,309)	—
Investment securities gains	(2)	(36)	(36)	(132)
Contingent payment expense	929	—	929	—
Core earnings (Non-GAAP)	$35,695	$58,151	$124,983	$200,094

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	44,780,560	47,086,824	45,098,073	47,315,725

Earnings per diluted common share (GAAP)	$0.75	$1.20	$2.92	$3.98
Core earnings per diluted common share (non-GAAP)	$0.80	$1.23	$2.77	$4.23

Core return on average assets (non-GAAP):
Average assets (GAAP)	$13,521,595	$12,886,460	$13,033,256	$12,827,195

Return on average assets (GAAP)	0.99%	1.75%	1.36%	1.98%
Core return on average assets (non-GAAP)	1.05%	1.79%	1.28%	2.09%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,486,427	$1,554,765	$1,486,920	$1,518,881
Average goodwill	(363,436)	(370,223)	(367,190)	(370,223)
Average other intangible assets, net	(22,187)	(28,600)	(23,774)	(30,228)
Average tangible common equity (non-GAAP)	$1,100,804	$1,155,942	$1,095,956	$1,118,430

Return on average tangible common equity (non-GAAP)	12.10%	19.56%	16.14%	22.68%
Core return on average tangible common equity (non-GAAP)	12.86%	19.96%	15.25%	23.92%

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2022	2021	2022	2021
Pre-tax pre-provision net income:
Net income (GAAP)	$33,584	$56,976	$132,319	$189,703
Plus/ (less) non-GAAP adjustments:
Income tax expense	11,588	19,070	44,275	61,878
Provision/ (credit) for credit losses	18,890	(8,229)	23,571	(47,141)
Pre-tax pre-provision net income (non-GAAP)	$64,062	$67,817	$200,165	$204,440

Efficiency ratio (GAAP):
Non-interest expense	$65,780	$63,181	$192,918	$194,329

Net interest income plus non-interest income	$129,842	$130,998	$393,083	$398,769

Efficiency ratio (GAAP)	50.66%	48.23%	49.08%	48.73%

Efficiency ratio (Non-GAAP):
Non-interest expense	$65,780	$63,181	$192,918	$194,329
Less non-GAAP adjustments:
Amortization of intangible assets	1,432	1,635	4,406	4,991
Loss on FHLB redemption	—	—	—	9,117
Merger, acquisition and disposal expense	1	—	1,068	45
Contingent payment expense	1,247	—	1,247	—
Non-interest expense - as adjusted	$63,100	$61,546	$186,197	$180,176

Net interest income plus non-interest income	$129,842	$130,998	$393,083	$398,769
Plus non-GAAP adjustment:
Tax-equivalent income	951	931	2,809	2,841
Less non-GAAP adjustment:
Investment securities gains	2	49	48	178
Gain/ (loss) on disposal of assets	(183)	—	16,516	—
Net interest income plus non-interest income - as adjusted	$130,974	$131,880	$379,328	$401,432

Efficiency ratio (Non-GAAP)	48.18%	46.67%	49.09%	44.88%

Tangible common equity ratio:
Total stockholders' equity	$1,451,862	$1,546,060	$1,451,862	$1,546,060
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(21,262)	(27,531)	(21,262)	(27,531)
Tangible common equity	$1,067,164	$1,148,306	$1,067,164	$1,148,306

Total assets	$13,765,597	$13,017,464	$13,765,597	$13,017,464
Goodwill	(363,436)	(370,223)	(363,436)	(370,223)
Other intangible assets, net	(21,262)	(27,531)	(21,262)	(27,531)
Tangible assets	$13,380,899	$12,619,710	$13,380,899	$12,619,710

Tangible common equity ratio	7.98%	9.10%	7.98%	9.10%

Outstanding common shares	44,644,269	46,119,074	44,644,269	46,119,074
Tangible book value per common share	$23.90	$24.90	$23.90	$24.90

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Cash and due from banks	$88,780	$65,630	$105,937
Federal funds sold	213	312	352
Interest-bearing deposits with banks	169,815	354,078	1,008,344
Cash and cash equivalents	258,808	420,020	1,114,633
Residential mortgage loans held for sale (at fair value)	11,469	39,409	44,678
Investments held-to-maturity (fair value of $226,030)	265,648	—	—
Investments available-for-sale (at fair value)	1,244,335	1,465,896	1,429,555
Other equity securities	77,296	41,166	41,097
Total loans	11,218,813	9,967,091	9,721,348
Less: allowance for credit losses - loans	(128,268)	(109,145)	(107,920)
Net loans	11,090,545	9,857,946	9,613,428
Premises and equipment, net	64,703	59,685	58,362
Other real estate owned	739	1,034	1,105
Accrued interest receivable	37,074	34,349	36,219
Goodwill	363,436	370,223	370,223
Other intangible assets, net	21,262	25,920	27,531
Other assets	330,282	275,078	280,633
Total assets	$13,765,597	$12,590,726	$13,017,464

Liabilities
Noninterest-bearing deposits	$3,993,480	$3,779,630	$3,987,411
Interest-bearing deposits	6,756,006	6,845,101	6,999,989
Total deposits	10,749,486	10,624,731	10,987,400
Securities sold under retail repurchase agreements and federal funds purchased	206,287	141,086	147,504
Advances from FHLB	840,000	—	—
Subordinated debt	370,056	172,712	172,639
Total borrowings	1,416,343	313,798	320,143
Accrued interest payable and other liabilities	147,906	132,518	163,861
Total liabilities	12,313,735	11,071,047	11,471,404

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 44,644,269, 45,118,930 and 46,119,074 at September 30, 2022, December 31, 2021 and September 30, 2021, respectively	44,644	45,119	46,119
Additional paid in capital	732,239	751,072	799,766
Retained earnings	818,049	732,027	701,301
Accumulated other comprehensive loss	(143,070)	(8,539)	(1,126)
Total stockholders' equity	1,451,862	1,519,679	1,546,060
Total liabilities and stockholders' equity	$13,765,597	$12,590,726	$13,017,464

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$121,327	$104,384	$327,042	$319,563
Interest on loans held for sale	161	379	504	1,465
Interest on deposits with banks	774	302	1,245	395
Interest and dividends on investment securities:
Taxable	5,735	3,958	14,472	12,230
Tax-advantaged	2,422	2,106	7,100	6,560
Interest on federal funds sold	3	—	4	—
Total interest income	130,422	111,129	350,367	340,213
Interest Expense:
Interest on deposits	9,490	3,521	15,578	12,202
Interest on retail repurchase agreements and federal funds purchased	977	43	1,232	139
Interest on advances from FHLB	3,049	—	3,066	2,649
Interest on subordinated debt	3,946	961	10,130	5,973
Total interest expense	17,462	4,525	30,006	20,963
Net interest income	112,960	106,604	320,361	319,250
Provision/ (credit) for credit losses	18,890	(8,229)	23,571	(47,141)
Net interest income after provision/ (credit) for credit losses	94,070	114,833	296,790	366,391
Non-interest income:
Investment securities gains	2	49	48	178
Gain/ (loss) on disposal of assets	(183)	—	16,516	—
Service charges on deposit accounts	2,591	2,108	7,384	5,936
Mortgage banking activities	1,566	4,942	5,347	20,887
Wealth management income	8,867	9,392	27,302	27,243
Insurance agency commissions	—	2,285	2,927	5,685
Income from bank owned life insurance	693	818	2,191	2,203
Bank card fees	438	1,775	3,916	5,078
Other income	2,908	3,025	7,091	12,309
Total non-interest income	16,882	24,394	72,722	79,519
Non-interest expense:
Salaries and employee benefits	40,126	38,653	119,049	114,295
Occupancy expense of premises	4,759	5,728	14,527	16,712
Equipment expenses	3,825	3,214	10,920	9,456
Marketing	1,370	1,376	3,843	3,640
Outside data services	2,509	2,317	7,492	6,860
FDIC insurance	1,268	361	3,330	3,303
Amortization of intangible assets	1,432	1,635	4,406	4,991
Merger, acquisition and disposal expense	1	—	1,068	45
Professional fees and services	2,207	3,031	6,596	7,927
Other expenses	8,283	6,866	21,687	27,100
Total non-interest expense	65,780	63,181	192,918	194,329
Income before income tax expense	45,172	76,046	176,594	251,581
Income tax expense	11,588	19,070	44,275	61,878
Net income	$33,584	$56,976	$132,319	$189,703

Net income per share amounts:
Basic net income per common share	$0.75	$1.21	$2.93	$4.00
Diluted net income per common share	$0.75	$1.20	$2.92	$3.98
Dividends declared per share	$0.34	$0.32	$1.02	$0.96

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022			2021
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$131,373	$114,901	$106,902	$110,933	$112,060	$115,753	$115,241
Interest expense	17,462	7,959	4,585	4,803	4,525	6,777	9,661
Tax-equivalent net interest income	113,911	106,942	102,317	106,130	107,535	108,976	105,580
Tax-equivalent adjustment	951	992	866	862	931	930	980
Provision/ (credit) for credit losses	18,890	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Non-interest income	16,882	35,245	20,595	22,536	24,394	26,259	28,866
Non-interest expense	65,780	64,991	62,147	66,141	63,181	62,975	68,173
Income before income tax expense	45,172	73,158	58,264	60,078	76,046	75,534	100,001
Income tax expense	11,588	18,358	14,329	14,674	19,070	18,271	24,537
Net income	$33,584	$54,800	$43,935	$45,404	$56,976	$57,263	$75,464
GAAP financial performance:
Return on average assets	0.99%	1.69%	1.42%	1.41%	1.75%	1.79%	2.39%
Return on average common equity	8.96%	14.97%	11.83%	11.87%	14.54%	15.07%	20.72%
Return on average tangible common equity	12.10%	20.42%	16.04%	16.07%	19.56%	20.44%	28.47%
Net interest margin	3.53%	3.49%	3.49%	3.51%	3.52%	3.63%	3.56%
Efficiency ratio - GAAP basis	50.66%	46.03%	50.92%	51.75%	48.23%	46.89%	51.08%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$64,062	$76,204	$59,899	$61,663	$67,817	$71,330	$65,293
Core after-tax earnings	$35,695	$44,238	$45,050	$46,575	$58,151	$58,446	$83,511
Core return on average assets	1.05%	1.37%	1.45%	1.44%	1.79%	1.83%	2.65%
Core return on average common equity	9.53%	12.09%	12.13%	12.17%	14.84%	15.38%	22.93%
Core return on average tangible common equity	12.86%	16.49%	16.45%	16.49%	19.96%	20.87%	31.50%
Core earnings per diluted common share	$0.80	$0.98	$0.99	$1.02	$1.23	$1.23	$1.76
Efficiency ratio - Non-GAAP basis	48.18%	49.79%	49.34%	50.17%	46.67%	45.36%	42.65%
Per share data:
Net income attributable to common shareholders	$33,470	$54,606	$43,667	$45,114	$56,622	$56,782	$74,824
Basic net income per common share	$0.75	$1.21	$0.97	$0.99	$1.21	$1.20	$1.59
Diluted net income per common share	$0.75	$1.21	$0.96	$0.99	$1.20	$1.19	$1.58
Weighted average diluted common shares	44,780,560	45,111,693	45,333,292	45,655,924	47,086,824	47,523,198	47,415,060
Dividends declared per share	$0.34	$0.34	$0.34	$0.32	$0.32	$0.32	$0.32
Non-interest income:
Securities gains	$2	$38	$8	$34	$49	$71	$58
Gain/ (loss) on disposal of assets	(183)	16,699	—	—	—	—	—
Service charges on deposit accounts	2,591	2,467	2,326	2,305	2,108	1,976	1,852
Mortgage banking activities	1,566	1,483	2,298	3,622	4,942	5,776	10,169
Wealth management income	8,867	9,098	9,337	9,598	9,392	9,121	8,730
Insurance agency commissions	—	812	2,115	1,332	2,285	1,247	2,153
Income from bank owned life insurance	693	703	795	819	818	705	680
Bank card fees	438	1,810	1,668	1,818	1,775	1,785	1,518
Other income	2,908	2,135	2,048	3,008	3,025	5,578	3,706
Total non-interest income	$16,882	$35,245	$20,595	$22,536	$24,394	$26,259	$28,866
Non-interest expense:
Salaries and employee benefits	$40,126	$39,550	$39,373	$41,535	$38,653	$38,990	$36,652
Occupancy expense of premises	4,759	4,734	5,034	5,693	5,728	5,497	5,487
Equipment expenses	3,825	3,559	3,536	3,427	3,214	3,020	3,222
Marketing	1,370	1,280	1,193	1,090	1,376	1,052	1,212
Outside data services	2,509	2,564	2,419	2,123	2,317	2,260	2,283
FDIC insurance	1,268	1,078	984	991	361	1,450	1,492
Amortization of intangible assets	1,432	1,466	1,508	1,609	1,635	1,659	1,697
Merger, acquisition and disposal expense	1	1,067	—	—	—	—	45
Professional fees and services	2,207	2,372	2,017	2,381	3,031	3,165	1,731
Other expenses	8,283	7,321	6,083	7,292	6,866	5,882	14,352
Total non-interest expense	$65,780	$64,991	$62,147	$66,141	$63,181	$62,975	$68,173

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2022			2021
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$5,066,843	$4,761,658	$4,388,275	$4,141,346	$3,743,698	$3,712,374	$3,652,418
Commercial owner-occupied real estate loans	1,743,724	1,767,326	1,692,253	1,690,881	1,661,092	1,687,843	1,644,848
Commercial AD&C loans	1,143,783	1,094,528	1,089,331	1,088,094	1,177,949	1,126,960	1,051,013
Commercial business loans	1,393,634	1,353,380	1,349,602	1,481,834	1,594,528	1,974,366	2,411,109
Residential mortgage loans	1,218,552	1,147,577	1,000,697	937,570	911,997	960,527	1,022,546
Residential construction loans	229,243	235,486	204,259	197,652	181,319	172,869	171,028
Consumer loans	423,034	426,335	419,911	429,714	450,765	457,576	493,904
Total loans	11,218,813	10,786,290	10,144,328	9,967,091	9,721,348	10,092,515	10,446,866
Allowance for credit losses - loans	(128,268)	(113,670)	(110,588)	(109,145)	(107,920)	(123,961)	(130,361)
Loans held for sale	11,469	23,610	17,537	39,409	44,678	71,082	84,930
Investment securities	1,587,279	1,595,424	1,586,441	1,507,062	1,470,652	1,482,123	1,472,727
Interest-earning assets	12,987,589	12,542,388	12,205,058	11,867,952	12,245,374	12,167,067	12,132,405
Total assets	13,765,597	13,303,009	12,967,416	12,590,726	13,017,464	12,925,577	12,873,366
Noninterest-bearing demand deposits	3,993,480	4,129,440	4,039,797	3,779,630	3,987,411	4,000,636	3,770,852
Total deposits	10,749,486	10,969,461	10,852,794	10,624,731	10,987,400	10,866,466	10,677,752
Customer repurchase agreements	91,287	110,744	130,784	141,086	147,504	140,708	129,318
Total interest-bearing liabilities	8,172,349	7,570,671	7,313,783	7,158,899	7,320,132	7,233,536	7,423,262
Total stockholders' equity	1,451,862	1,477,169	1,488,910	1,519,679	1,546,060	1,562,280	1,511,694
Quarterly average balance sheets:
Commercial investor real estate loans	$4,898,683	$4,512,937	$4,220,246	$3,769,529	$3,678,886	$3,675,119	$3,634,174
Commercial owner-occupied real estate loans	1,755,891	1,727,325	1,683,557	1,669,737	1,671,442	1,663,543	1,638,885
Commercial AD&C loans	1,115,531	1,096,369	1,102,660	1,140,059	1,161,183	1,089,287	1,049,597
Commercial business loans	1,327,218	1,334,350	1,372,755	1,482,901	1,820,598	2,225,885	2,291,097
Residential mortgage loans	1,177,664	1,070,836	964,056	925,093	934,365	994,899	1,066,714
Residential construction loans	235,123	221,031	197,366	186,129	170,511	176,135	179,925
Consumer loans	422,963	421,022	424,859	436,030	452,289	468,686	496,578
Total loans	10,933,073	10,383,870	9,965,499	9,609,478	9,889,274	10,293,554	10,356,970
Loans held for sale	15,211	12,744	17,594	29,426	50,075	66,958	82,263
Investment securities	1,734,036	1,686,181	1,617,615	1,535,265	1,403,496	1,482,905	1,407,455
Interest-earning assets	12,833,758	12,283,834	11,859,803	12,012,576	12,121,048	12,037,701	12,029,424
Total assets	13,521,595	12,991,692	12,576,089	12,791,526	12,886,460	12,798,355	12,801,539
Noninterest-bearing demand deposits	3,995,702	4,001,762	3,758,732	3,879,572	3,869,293	3,763,135	3,394,110
Total deposits	10,740,999	10,829,221	10,542,029	10,809,665	10,832,115	10,663,346	10,343,190
Customer repurchase agreements	104,742	122,728	131,487	144,988	145,483	136,286	148,195
Total interest-bearing liabilities	7,892,230	7,377,045	7,163,641	7,247,756	7,315,021	7,356,656	7,742,987
Total stockholders' equity	1,486,427	1,468,036	1,506,516	1,517,793	1,554,765	1,523,875	1,477,150
Financial measures:
Average equity to average assets	10.99%	11.30%	11.98%	11.87%	12.07%	11.91%	11.54%
Investment securities to earning assets	12.22%	12.72%	13.00%	12.70%	12.01%	12.18%	12.14%
Loans to earning assets	86.38%	86.00%	83.12%	83.98%	79.39%	82.95%	86.11%
Loans to assets	81.50%	81.08%	78.23%	79.16%	74.68%	78.08%	81.15%
Loans to deposits	104.37%	98.33%	93.47%	93.81%	88.48%	92.88%	97.84%
Assets under management	$4,969,092	$5,171,321	$5,793,787	$6,078,204	$5,733,311	$5,676,141	$5,401,158
Capital measures:
Tier 1 leverage (1)	9.33%	9.53%	9.66%	9.26%	9.33%	9.49%	9.14%
Common equity tier 1 capital to risk-weighted assets (1)	10.18%	10.42%	10.78%	11.91%	12.53%	12.49%	12.11%
Tier 1 capital to risk-weighted assets (1)	10.18%	10.42%	10.78%	11.91%	12.53%	12.49%	12.11%
Total regulatory capital to risk-weighted assets (1)	14.15%	14.46%	15.02%	14.59%	15.30%	15.85%	15.52%
Book value per common share	$32.52	$33.10	$32.97	$33.68	$33.52	$33.02	$32.04
Outstanding common shares	44,644,269	44,629,697	45,162,908	45,118,930	46,119,074	47,312,982	47,187,389
(1) Estimated ratio at September 30, 2022.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2022			2021
(Dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$14,830	$—	$—
Commercial owner-occupied real estate	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	7,344	—	—
Commercial business	1,966	—	—	—	—	—	31
Residential real estate:
Residential mortgage	167	353	296	557	679	680	398
Residential construction	—	—	—	—	—	—	—
Consumer	34	—	—	—	—	—	—
Total loans 90 days past due	2,167	353	296	557	22,853	680	429
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	14,038	11,245	11,743	12,489	15,386	42,072	42,776
Commercial owner-occupied real estate	6,294	7,869	8,083	9,306	9,854	8,183	8,316
Commercial AD&C	—	1,353	1,081	650	1,022	14,489	14,975
Commercial business	7,198	7,542	8,357	8,420	9,454	9,435	13,147
Residential real estate:
Residential mortgage	7,514	7,305	8,148	8,441	9,511	9,440	9,593
Residential construction	—	1	51	55	62	62	—
Consumer	5,173	5,692	6,406	6,725	7,826	7,718	7,193
Total non-accrual loans	40,217	41,007	43,869	46,086	53,115	91,399	96,000
Total restructured loans - accruing	2,077	2,119	2,161	2,167	2,199	2,228	2,271
Total non-performing loans	44,461	43,479	46,326	48,810	78,167	94,307	98,700
Other assets and other real estate owned (OREO)	739	739	1,034	1,034	1,105	1,234	1,354
Total non-performing assets	$45,200	$44,218	$47,360	$49,844	$79,272	$95,541	$100,054

	For the Quarter Ended,
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Analysis of non-accrual loan activity:
Balance at beginning of period	$41,007	$43,869	$46,086	$53,115	$91,399	$96,000	$112,361
Non-accrual balances transferred to OREO	—	—	—	—	—	(257)	—
Non-accrual balances charged-off	(197)	(376)	(265)	(754)	(7,171)	(2,166)	(699)
Net payments or draws	(3,509)	(3,234)	(2,787)	(5,786)	(36,526)	(3,693)	(16,028)
Loans placed on non-accrual	4,212	948	1,503	511	5,699	1,515	421
Non-accrual loans brought current	(1,296)	(200)	(668)	(1,000)	(286)	—	(55)
Balance at end of period	$40,217	$41,007	$43,869	$46,086	$53,115	$91,399	$96,000

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$113,670	$110,588	$109,145	$107,920	$123,961	$130,361	$165,367
Provision/ (credit) for credit losses - loans	14,092	3,046	1,635	1,585	(8,229)	(4,204)	(34,708)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	—	(300)	(19)	(109)	5,797	(144)	(27)
Commercial owner-occupied real estate	(10)	(12)	—	—	136	—	—
Commercial AD&C	—	—	—	—	2,007	—	—
Commercial business	(512)	331	111	564	(53)	2,359	634
Residential real estate:
Residential mortgage	(8)	(9)	120	(80)	(49)	(11)	(270)
Residential construction	(3)	(5)	—	(2)	(2)	(1)	—
Consumer	27	(41)	(20)	(13)	(24)	(7)	(39)
Net charge-offs	(506)	(36)	192	360	7,812	2,196	298
Balance at the end of period	$128,268	$113,670	$110,588	$109,145	$107,920	$123,961	$130,361

Asset quality ratios:
Non-performing loans to total loans	0.40%	0.40%	0.46%	0.49%	0.80%	0.93%	0.94%
Non-performing assets to total assets	0.33%	0.33%	0.37%	0.40%	0.61%	0.74%	0.78%
Allowance for credit losses to loans	1.14%	1.05%	1.09%	1.10%	1.11%	1.23%	1.25%
Allowance for credit losses to non-performing loans	288.50%	261.44%	238.72%	223.61%	138.06%	131.44%	132.08%
Annualized net charge-offs/ (recoveries) to average loans	(0.02)%	—%	0.01%	0.01%	0.31%	0.09%	0.01%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,898,683	$51,463	4.17%	$3,678,886	$37,760	4.07%
Commercial owner-occupied real estate loans	1,755,891	20,284	4.58	1,671,442	19,184	4.55
Commercial AD&C loans	1,115,531	15,501	5.51	1,161,183	11,702	4.00
Commercial business loans	1,327,218	17,196	5.14	1,820,598	22,849	4.98
Total commercial loans	9,097,323	104,444	4.55	8,332,109	91,495	4.36
Residential mortgage loans	1,177,664	9,980	3.39	934,365	7,867	3.37
Residential construction loans	235,123	1,845	3.11	170,511	1,438	3.35
Consumer loans	422,963	5,531	5.19	452,289	4,033	3.54
Total residential and consumer loans	1,835,750	17,356	3.77	1,557,165	13,338	3.41
Total loans (2)	10,933,073	121,800	4.42	9,889,274	104,833	4.21
Loans held for sale	15,211	161	4.24	50,075	379	3.03
Taxable securities	1,251,599	5,735	1.83	984,452	3,958	1.61
Tax-advantaged securities	482,437	2,900	2.40	419,044	2,588	2.47
Total investment securities (3)	1,734,036	8,635	1.99	1,403,496	6,546	1.87
Interest-bearing deposits with banks	150,992	774	2.03	777,763	302	0.15
Federal funds sold	446	3	2.30	440	—	0.16
Total interest-earning assets	12,833,758	131,373	4.07	12,121,048	112,060	3.67

Less: allowance for credit losses - loans	(114,512)			(121,630)
Cash and due from banks	93,327			100,292
Premises and equipment, net	64,039			57,220
Other assets	644,983			729,530
Total assets	$13,521,595			$12,886,460

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,444,801	$941	0.26%	$1,425,893	$238	0.07%
Regular savings deposits	555,057	21	0.02	494,331	67	0.05
Money market savings deposits	3,202,507	5,281	0.65	3,484,101	1,234	0.14
Time deposits	1,542,932	3,247	0.83	1,558,497	1,982	0.50
Total interest-bearing deposits	6,745,297	9,490	0.56	6,962,822	3,521	0.20
Federal funds purchased	158,211	947	2.37	68	—	0.18
Repurchase agreements	104,742	30	0.11	145,483	43	0.12
Advances from FHLB	514,022	3,049	2.35	—	—	—
Subordinated debt	369,958	3,946	4.27	206,648	961	1.86
Total borrowings	1,146,933	7,972	2.76	352,199	1,004	1.13
Total interest-bearing liabilities	7,892,230	17,462	0.88	7,315,021	4,525	0.25

Noninterest-bearing demand deposits	3,995,702			3,869,293
Other liabilities	147,236			147,381
Stockholders' equity	1,486,427			1,554,765
Total liabilities and stockholders' equity	$13,521,595			$12,886,460

Tax-equivalent net interest income and spread		$113,911	3.19%		$107,535	3.42%
Less: tax-equivalent adjustment		951			931
Net interest income		$112,960			$106,604

Interest income/earning assets			4.07%			3.67%
Interest expense/earning assets			0.54			0.15
Net interest margin			3.53%			3.52%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.0 million and $0.9 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2022			2021
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,546,440	$138,245	4.07%	$3,662,890	$114,525	4.18%
Commercial owner-occupied real estate loans	1,722,522	58,126	4.51	1,658,076	57,224	4.61
Commercial AD&C loans	1,104,901	37,821	4.58	1,100,431	32,917	4.00
Commercial business loans	1,344,608	49,370	4.91	2,110,803	72,891	4.62
Total commercial loans	8,718,471	283,562	4.35	8,532,200	277,557	4.35
Residential mortgage loans	1,071,634	26,632	3.31	998,174	26,045	3.48
Residential construction loans	217,978	5,112	3.14	175,489	4,606	3.51
Consumer loans	422,941	13,112	4.14	472,356	12,761	3.61
Total residential and consumer loans	1,712,553	44,856	3.50	1,646,019	43,412	3.52
Total loans (2)	10,431,024	328,418	4.21	10,178,219	320,969	4.22
Loans held for sale	15,174	504	4.43	66,314	1,465	2.95
Taxable securities	1,204,240	14,472	1.60	984,354	12,230	1.66
Tax-advantaged securities	475,463	8,533	2.39	446,917	7,995	2.39
Total investment securities (3)	1,679,703	23,005	1.83	1,431,271	20,225	1.88
Interest-bearing deposits with banks	202,882	1,245	0.82	386,717	395	0.14
Federal funds sold	581	4	0.91	538	—	0.11
Total interest-earning assets	12,329,364	353,176	3.83	12,063,059	343,054	3.80

Less: allowance for credit losses - loans	(112,384)			(138,378)
Cash and due from banks	81,673			101,433
Premises and equipment, net	62,510			56,439
Other assets	672,093			744,642
Total assets	$13,033,256			$12,827,195

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,477,956	$1,513	0.14%	$1,397,623	$700	0.07%
Regular savings deposits	553,982	62	0.02	472,059	189	0.05
Money market savings deposits	3,334,534	7,403	0.30	3,419,948	3,951	0.15
Time deposits	1,418,740	6,600	0.62	1,647,792	7,362	0.60
Total interest-bearing deposits	6,785,212	15,578	0.31	6,937,422	12,202	0.24
Federal funds purchased	85,983	1,128	1.75	20,257	13	0.09
Repurchase agreements	119,554	104	0.12	143,312	126	0.12
Advances from FHLB	174,493	3,066	2.35	148,823	2,649	2.38
Subordinated debt	315,065	10,130	4.29	220,175	5,973	3.62
Total borrowings	695,095	14,428	2.78	532,567	8,761	2.20
Total interest-bearing liabilities	7,480,307	30,006	0.54	7,469,989	20,963	0.37

Noninterest-bearing demand deposits	3,919,600			3,677,254
Other liabilities	146,429			161,071
Stockholders' equity	1,486,920			1,518,881
Total liabilities and stockholders' equity	$13,033,256			$12,827,195

Tax-equivalent net interest income and spread		$323,170	3.29%		$322,091	3.43%
Less: tax-equivalent adjustment		2,809			2,841
Net interest income		$320,361			$319,250

Interest income/earning assets			3.83%			3.80%
Interest expense/earning assets			0.33			0.23
Net interest margin			3.50%			3.57%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.47% and 25.64% for 2022 and 2021, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.8 million and $2.8 million in 2022 and 2021, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.